ATI 模块化科技公司和厦门/龙岩市总商会

及

厦门增长规划代理有限公司之间的合作协议

Cooperative Agreement Between and AmericaTowne, Inc.
and
Xuzhou City, Jiangsu Province, Jia Wang District People Government

甲方：厦门/龙岩市总商会;及厦门增长规划代理有限公司
Party A: Xuzhou City, Jiangsu Province, Jia Wang District People Government

乙方：ATI 模块化科技公司, 美国
Party B: AmericaTowne, Inc., United States

第一条：合作项目
Article I: Cooperation Project

经甲乙双方友好协商，在符合中华人民共和国相关法律法规、互惠互利的基础上，甲方和乙方同意在以下方面开展合作：
Through friendly consultation by both parties, on the basis of compliance with the relevant laws and regulations of People's Republic of China and under the base of mutual benefit, the Party A and Party B agree to cooperate in the following areas:

开发, 设计, 施工和设施建筑使用美国的先进技术和设备的模块化结构。
The development, design, construction and building of facilities using US based advanced technology and equipment for modular construction for a Project called AmericaTowne involving business, plants and tourism.

在厦门/龙岩及周边地区建设模块化工厂, 其目的是利用美国的技术和设备, 建成绿色及低碳建筑和设施以供政府和私人使用。
The construction of AmericaTowne in the Jiangsu Xuzhou Industrial Park and its surrounding areas whose purpose is to use US based technology and equipment in providing green low carbon buildings for use in the development of an AmericaTowne Community.

使用模块化技术和设备建设美国小镇综合建筑其中应包括贸易, 老年护理, 和国际 K-12 学校等建筑设施。
Use modular technology and equipment in building an AmericaTowne complex which shall include facilities for trade, senior care, and other buildings.

ATI 模块化绿色低碳模块化结构技术将被用于设计, 开发和建造位于美国小镇综合大楼的建筑和设施。

ATI modular green and low carbon modular construction techniques will be used to design, develop and construct buildings and facilities located in the AmericaTowne complex.

第二条：实施项目：

Article II: Action Items:

甲方将会：

Party A will:

担任 ATI 模块化和政府机构之间的联络人。

Serve as a liaison between AmericaTowne and the government bodies.

确定适合模块化建筑的社区和地点

Identify communities and locations suitable for AmericaTowne

Provide preferential support including, land, tax and other benefits to develop AmericaTowne and other business and trade activities.

Party B will:

乙方将会：

提供大约$3000 万美元数额的投资，开发模块化设施。

Provide an investment in the amount of approximately $20 to 30 million USD in fixed assets, equipment, technology and or cash to develop AmericaTowne.

从美国提供技术和设备。

Provide facilities, businesses, methods, techniques, equipment and supplies from the USA.

设计，开发，经营，构建一个模块化的工厂设备，其功能是在中国的东南部建立和供应模块化建筑，设备和培训。

Design, develop, operate and construct an AmericaTowne and supporting communities.

旨在促进包含在本协议中由甲方制定的参与项目计划和活动。

Participate in programs and events designed by Party A to promote the programs contained in this agreement.

乙方将负责因执行本协议的目的而招致的成本和费用。

Party B will be responsible for the costs and expenses it incurs in carrying out the objective of this agreement.

第三条：

Article III:

补偿和佣金：双方同意应在补偿和佣金时间表上对每一缔约方都将生效，以及如何和何时支付那些佣金和补偿费应该达成一致。此计划须在不迟于 2016 年 12 月 31 日达成一致。

Compensation and Commissions: The Parties shall agree on a compensation and commission schedule that will be in effect for each Party as well as how and when those commissions and compensation will be paid. This scheduled shall be agreed upon no later than April 15, 2017.

第四条：

Article IV:

执行日期：不迟于 2016 年 12 月 31 日甲方和乙方将采取任何和一切行动来完成这项协议的执行。

Implementation date: No later than April 15, 2017 Party A and Party B will take any and all actions to complete the implication of this agreement.

第五条：实施时间表

Article V: Implementation Schedule

双方同意，本合作协议签订后，立即成立工作组和沟通机制，就本协议事项具体合作事宜进行商谈。

Both parties agree that workgroups and communication mechanism shall be founded immediately after the signing of the agreement, and cooperation details of the clauses of the agreement shall be negotiated on.

第六条：保密性

Article VI: Confidentiality

双方未经对方允许，不得以任何方式披露双方文件或合作内容信息(向政府部门提交的文件除外，如向美国证券交易委员会提交的报告除外)。

With the exception of documents submitted to the government, such as except for the report submitted to the United States Securities and Exchange Commission, either party shall not disclosure information about documents and cooperation content of both parties in any way without the permission of the other party.

第七条：不可抗力

Article VII: Force Majeure

本合作协议签订后，由于不可抗力因素或政策法规调整等不可预见、不能避免的事件的影响而不能部分或全部履行本框架协议的义务时，可根据情况部分或全部免于承担违约责任。

After the signing of the agreement, if the duties of the agreement cannot be fully implemented because of force majeure, adjustment of policies, laws and rules, and other unpredictable

influences, the liability for breach of contract of the responsible party can be partly or fully exempted according to actual situation.

第八条：其他
Article VIII: Others

甲乙任何一方如提前终止协议，需提前一个月通知另一方;如一方擅自终止协议，另一方将保留对违约方追究违约责任的权利。

Either party shall notify the other party if it wants to terminate the agreement in advance; if either party takes the liberty to terminate the agreement itself, the other party shall retain the right to hold it responsible for breach of contract.

第九条：
Article IX:

本协议一式两份，双方各执一份，具有同等法律效力。

The agreement shall have two copies and each party shall keep one copy, which shall have the same legal effect.

甲方(盖章)	乙方(盖章)
代表签字：	代表签字：
日期： 年 月 日	日期： 年 月 日
Zhang Sheng, **People's Government** **Of Jai Wang District** **City of Xuzhou**	**Alton Perkins** **Chairman** **AmericaTowne, Inc.**
2/24/2017	**2/24/2017**